                                                                     EXHIBIT 3.3

                                      FILED
                     In the office of the Secretary of State
                           of the State of California
                                   AUG 4 1964
                       FRANK M. JORDAN, Secretary of State
                             By /s/ JAMES E. HARRIS
                                -------------------
                                     Deputy


                            ARTICLES OF INCORPORATION
                                       OF
                            OLIVER AND WINSTON, INC.

                                        I

            The name of this corporation is OLIVER AND WINSTON, INC.

                                       II

            The primary business in which this corporation intends initially to engage is the purchase and sale of tires and other rubber products.

                                       III

            In addition to the foregoing, the general purposes for which said corporation is formed are:

            (a) To purchase, acquire, own, hold, use, lease, either as lessor or lessee, grant, sell, exchange, subdivide, mortgage, convey in trust, manage, improve, construct, operate and generally deal in any and all real estate, improved or unimproved, stores, office buildings, dwelling houses, apartment houses, hotels, manufacturing plants and other buildings, and any and all other property of every kind or description, real, personal and mixed and wheresoever situated, either in California, other states of the United States, the District of Columbia, territories and colonies of the United States, or foreign countries.

            (b) To acquire, by purchase or otherwise, the goodwill, business, property rights, franchises and assets of every kind, with or without undertaking, either wholly or in part, the liabilities of any person, firm, association or corporation; and to acquire any property or business as a going concern or otherwise (i) by purchase of the assets thereof wholly or in part
(ii) by acquisition of the shares or any part thereof, or (iii) in any other manner, and to pay for the same in cash or shares or bonds or other evidences of indebtedness of this corporation, or otherwise; to hold, maintain and operate, or in any manner dispose of, the whole or any part of the goodwill, business, rights and property so acquired, and to conduct, in any lawful manner, the whole or any part of any business so acquired; and to exercise all the powers necessary or convenient in and about the management of such business.


                                      -1-
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            (c) To acquire by purchase, lease or otherwise, lands of any and every description and leasehold estates and other interests therein; to improve and hold lands for investment purposes; to construct improvements upon lands owned by this corporation or held under leasehold or otherwise; to deal in lands, buying and selling real property of any description; to deal in leasehold estates and other estates in land less than the fee thereof; to sublet real property of every kind and character, and to relet and underlet any and all such real property to engage in the business of subdividing lands and to hire, buy, sell and deal in any and all classes of real property and improvements thereon and interests therein.

            (d) To hold for investment purposes securities of any kind and every description in whatsoever manner acquired; to exchange any real or personal property of this corporation for other real or personal property, including corporate shares of other corporations or bonds or other obligations thereof; and to generally deal in any and all classes of real or personal property hereinbefore mentioned.

            (e) To buy, exchange, contract for, lease, and in any and all other ways acquire, take, hold and own, and to deal in, sell, mortgage, lease or otherwise dispose of lands, mining claims, mineral rights, oil wells, gas wells, oil lands, gas lands and other real property, and rights and interests in and to real property, and to manage, operate, maintain, improve, and develop the said properties, and each and all of them.

            (f) To contract for, purchase, acquire, take, hold, own, use and enjoy, and to sell, lease, transfer, pledge, mortgage and otherwise dispose of, mortgage or hypothecate, and generally to invest, trade, deal in and with royalties covering, affecting or representing interests in oil or gas leases, or other hydrocarbon or mineral rights.

            (g) To supervise and manage all classes or properties, income bearing or otherwise, for other persons, corporations and associations; to act as agent, broker or attorney in fact, on a commission basis or otherwise, for any other person, corporation or association; to negotiate sales, leases, mortgages, deeds of trust and other encumbrances or properties of other persons,


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corporations and associations, real, personal and mixed and wheresoever situated; and generally to maintain, conduct and carry on the business of real estate agent and broker.

            (h) To have and exercise all the powers conferred by the laws of the State of California upon corporations formed under the laws pursuant to and under which this corporation is formed, as such laws are now in effect or may at any time hereafter be amended.

            (i) To engage in any one or more other businesses or transactions which the board of this corporation may from time to time authorize or approve, whether related to the business described in II above or to any other business then or thereafter done by this corporation.

            (j) To become a partner, either general or limited or both, and to enter into agreements of partnership, with one or more other persons or corporations, for the purpose of carrying on any business whatsoever which this corporation may deem proper or convenient in connection with any of the purposes herein set forth or otherwise, or which may be calculated, directly or indirectly, to promote the interests of this corporation or to enhance the value of its property or business.

                                       IV

            The county in the State of California in which the principal office for the transaction of the business of this corporation is to be located is Los Angeles County.

                                        V

            The shares of stock of this corporation shall be of one class only: the total number of shares of stock which this corporation shall have the authority to issue is one thousand (1,000) shares of stock, having a One Hundred Dollar ($100.00) par value, with an aggregate par value of One Hundred Thousand Dollars ($100,000.00).

                                       VI

            The number of directors of the corporation shall be three (3). The names and addresses of the persons who are appointed to act as the first directors of this corporation are:


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      Ray W. Oliver                       1516 Remah Vista Drive
                                          Glendale, California

      Sam M. Winston                      1926 1/2 North Verdugo Road
                                          Glendale, California

      Ann M. Oliver                       1516 Remah Vista Drive
                                          Glendale, California

            IN WITNESS WHEREOF, for the purpose of forming this corporation under the laws of the State of California, the undersigned, constituting the incorporators of this corporation, including the persons named therein as the first directors of this corporation, have executed these Articles of Incorporation this 27 day of July, 1964.


                                                /s/ RAY W. OLIVER
                                                -------------------------------
                                                Ray W. Oliver

                                                /s/  SAM M. WINSTON
                                                -------------------------------
                                                Sam M. Winston

                                                /s/  ANN M. OLIVER
                                                -------------------------------
                                                Ann M. Oliver

STATE OF CALIFORNIA       )
                          )  SS.
COUNTY OF LOS ANGELES     )

        On this 27 day of July, 1964, before me, the undersigned, a Notary Public in and for said County and State, residing therein, duly commissioned and sworn, personally appeared RAY W. OLIVER, SAM M. WINSTON and ANN M. OLIVER, known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation, and acknowledged to me that they executed the same.
        WITNESS my hand and official seal.

                                                /s/  ERIC A. ASHTON
                                                -------------------------------
                                                Notary Public in and for said
                                                     County and State


                                                             [SEAL]

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NA CHGD TO:  OLIVER & WINSTON, INC.


                                      FILED
                     In the office of the Secretary of State
                           of the State of California
                                  MARCH 26 1976
                        MARCH FONG EU, Secretary of State
                             By /s/ JAMES E. HARRIS
                                -------------------
                                     Deputy


                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION

        SAM M. WINSTON and WILLIAM S. JOHNSTONE, JR. certify:

        1. That they are the president and the secretary, respectively, of OLIVER AND WINSTON, INC., a California corporation.

        2. That at a meeting of the board of directors of said corporation, duly held at Burbank, California, on March 16, 1976, the following resolutions were adopted:

        "RESOLVED, that Article I of the Articles of Incorporation of this corporation be amended to read as follows: 'The name of this corporation is OLIVER & WINSTON, INC.'.

        RESOLVED FURTHER, that Article V of the Articles of Incorporation of this corporation be amended to read as follows 'The shares of this corporation shall be of one class only: The total number of shares which this corporation shall have authority to issue is one million shares, each having a ten cent ($.10) par value, with an aggregate par value of One Hundred Thousand Dollars ($100,000.00). Upon the amendment of this Article to read as hereinabove set forth each outstanding share of a par value of $100.00 is split up and converted into one thousand shares with a par value of ten cents ($.10) each'."

        3. That the shareholders have adopted said amendments by written consent. That the wording of the amended articles, as set forth in the shareholders' written consent, is the same as that set forth in the directors' resolutions in Paragraph 2 above.

        4. That the number of shares represented by written consent is 256.2. That the total number of share entitled to vote on or consent to the amendments is 256.2.

                                          /s/  SAM M. WINSTON
                                          -------------------------------
                                          SAM M. WINSTON, President

                                          /s/  WILLIAM S. JOHNSTONE JR.
                                          -------------------------------
                                          WILLIAM S. JOHNSTONE JR. Secretary

      Each of the undersigned declares under penalty of perjury
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that the matters set forth in the foregoing certificate are true and correct.  Executed at Pasadena, California, on March 18, 1976.

                                          /s/  SAM M. WINSTON
                                          ----------------------------------
                                          SAM M. WINSTON

                                          /s/  WILLIAM S. JOHNSTONE, JR.
                                          ----------------------------------
                                          WILLIAM S. JOHNSTONE, JR.


                                       2.
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                                      FILED
                     In the office of the Secretary of State
                           of the State of California
                                   MAR 14 1997
                                 /s/ BILL JONES
                                 --------------
                         BILL JONES, Secretary of State


                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION

THOMAS J. BONBURG and WILLIAM S. JOHNSTONE, JR. certify that:

1. They are the President and the Secretary, respectively, of OLIVER & WINSTON, INC., a California Corporation.

2. Articles VII and VIII are added to the Articles of Incorporation of this Corporation, which new Articles are to read as follows:

                                      "VII

              The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                      VIII

              The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the Corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in
         Section 204 of the Corporations Code."

3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 171,160. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

DATE:  3/10/97

                                          /s/  THOMAS J. BONBURG
                                          -----------------------------------
                                          Thomas J. Bonburg, President

                                          /s/  WILLIAM S. JOHNSTONE, JR.
                                          ------------------------------------
                                          William S. Johnstone, Jr., Secretary



                                                        [SEAL]